Exhibit (a)(1)(B)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.
If you have sold all your shares of common stock in Enel Américas S.A. (“Enel Américas”), please send this Form of Acceptance together with the accompanying documents as soon as possible to the purchaser or to the stockbroker, bank or other agent through whom the sale was effected for transmission to the purchaser.
This document should be read in conjunction with the Offer to Purchase dated March 15, 2021 (the “Offer to Purchase”). The definitions used in the Offer to Purchase apply in this Form of Acceptance (the “Form of Acceptance”). All terms and conditions contained in the Offer to Purchase applicable to the U.S. Offer (as defined in the Offer to Purchase) for Shares are deemed to be incorporated in and form part of this Form of Acceptance.
FORM OF ACCEPTANCE
to Tender Shares of Common Stock
of
ENEL AMÉRICAS S.A.
Pursuant to the Offer to Purchase
dated March 15, 2021
by
ENEL S.p.A.
The U.S. Offer expires at 5:00 P.M., New York City time, on April 13, 2021, unless the U.S. Offer is extended or earlier terminated.
The U.S. Share Tender Agent for the U.S. Offer is:
Computershare Trust Company, N.A.
By First Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
DELIVERY OF THIS FORM OF ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY OF THIS FORM OF ACCEPTANCE TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE U.S. SHARE TENDER AGENT.
The instructions accompanying this Form of Acceptance should be read carefully before this Form of Acceptance is completed. Questions and requests for assistance may be directed to the Information Agent, Georgeson LLC, at enelamericas@georgeson.com or +1 (866) 431-2096.
THIS FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING SHARES (AS DEFINED BELOW). DO NOT USE THIS FORM OF ACCEPTANCE FOR TENDERING ADSs OR FOR ANY OTHER PURPOSE.

The U.S. Offer
Enel S.p.A. (“Enel”), an Italian società per azioni, is offering to purchase up to a total of 7,608,631,104 of the outstanding shares of common stock, without par value (“Shares”), of Enel Américas S.A. (“Enel Américas”), a sociedad anónima abierta organized under the laws of the Republic of Chile, other than Shares currently owned by Enel, held by all holders of Shares who are U.S. Persons (as defined in the Offer to Purchase) (the “U.S. Holders”), for an amount of Ch$140 in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees for each Share, upon the terms and subject to certain conditions described in the Offer to Purchase, this Form of Acceptance and the ADS Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). The U.S. dollar amount will be based upon the U.S. dollar observed rate (dólar observado) published by the Chilean Central Bank for the business day prior to the date of settlement of the Offers.
Action to be taken to accept the U.S. Offer
Please read the detailed instructions on how to complete this Form of Acceptance. This Form of Acceptance should only be used to accept the offer by Enel to purchase Shares from all U.S. Holders of Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase, this Form of Acceptance and the Share Subscription Agreement.
Shares beneficially owned or held of record by persons who are not U.S. Holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent Chilean Offer (as defined in the Offer to Purchase). If you are a holder of American Depositary Shares (“ADSs”), you will receive and should complete an ADS Letter of Transmittal, and related documents in accordance with the instructions set out therein. If you wish to accept the U.S. Offer, send this Form of Acceptance completed and signed, together with the documents identified below to Computershare Trust Company, N.A. (the “U.S. Share Tender Agent”), at the address set forth on the front cover as soon as possible and in any event so as to arrive not later than 5:00 p.m., New York City time, on April 13, 2021, unless the U.S. Offer is extended.
If your título(s) de acciones (certificate of title) and other documentation are not readily available or are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to arrive not later than 5:00 p.m., New York City time, on April 13, 2021, unless the U.S. Offer is extended. Notwithstanding the above, the título(s) should be forwarded as soon as possible thereafter but in no event the título(s) should be received later than the Expiration Date. If the título(s) are lost or destroyed, the holder of Shares should follow the procedures set forth in Article 13 of the Chilean Corporate Regulations and request the share department of Enel Américas which is administered by DCV Registros S.A. (“DCV Registros”), located at Av. Los Conquistadores 1730, 24th Floor, Providencia, Santiago, Chile, telephone (+562) 2393-9000 to issue substitute título(s). When completed, the new título(s) must be submitted to the U.S. Share Tender Agent, in accordance with the above-described procedure, in support of the Form of Acceptance.
Your acceptance of the U.S. Offer is on the terms and subject to the conditions contained in the Offer to Purchase and in this Form of Acceptance. In the event of an inconsistency between the terms and procedures in this Form of Acceptance and the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern.
If you have any questions as to how to complete this Form of Acceptance, please contact the Information Agent at enelamericas@georgeson.com or at + 1 866-216-0459. Do not detach any part of this Form of Acceptance.
Instructions for Completion and Submission of this Form of Acceptance
If you wish to accept the U.S. Offer you should:
i.
complete and sign this Form of Acceptance in accordance with the instructions set out below;

ii.
forward this Form of Acceptance, together with the following documents to the U.S. Share Tender Agent at the address set forth on the front cover:

(a)
original título(s) de acciones (certificates of title) evidencing ownership of Shares, if the títulos of the Shares are held by you, or a certificate from the share department of Enel Américas which is administered by DCV Registros, evidencing that the título(s) are held at the share department of Enel Américas;

(b)
a certificate from the share department of Enel Américas which is administered by DCV Registros, issued no later than 10 days prior to the date of delivery to the U.S. Share Tender Agent evidencing that the share department of Enel Américas is not aware of any encumbrances, prohibitions, liens, litigation, injunctions, conditions precedent or subsequent, preferential rights of third parties, any in rem or personal right in interest of third parties contrary to the Offeror rights and, in general, of any other circumstances which may limit or hinder their free assignment, transfer or domain that affect the Shares (“Encumberance”);

(c)
duly signed traspaso(s) (deed of transfer) indicating the number of Shares to be tendered, with the date of such traspaso(s) in blank;

(d)
in the case the U.S. Holder is an individual, a copy of the U.S. Holder’s passport or other government-issued photo identification card;

(e)
in the case the U.S. Holder is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and

(f)
any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. Holder to tender and sell its Shares; and

iii.
ensure that they are sent so that they arrive or are delivered at the address of the U.S. Share Tender Agent set forth above not later than 5:00 p.m., New York City time, on April 13, 2021, unless the U.S. Offer is extended.

BTG Pactual Chile S.A. Corredores de Bolsa (the “Chilean Tender Agent”) has established an Account with Depósito Central de Valores S.A. (the “DCV”) under number DCV 12026005 (the “DCV Custodial Account”) on behalf of the U.S. Share Tender Agent with respect to the Shares at DCV, for purposes of the U.S. Offer. Shares held in book-entry form may be tendered by sending them to the U.S. Share Tender Agent at its address set forth on the front cover of this Form of Acceptance, a properly completed and duly executed Form of Acceptance, together with the items (b) through (f) above, as applicable, and effecting the book-entry delivery of the Shares to the DCV Custodial Account.
Effects of the Acceptance
Each holder of Shares by whom or on whose behalf this Form of Acceptance is executed irrevocably undertakes, represents and warrants to, and agrees with, Enel (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) to the following effect:
(a)
that the execution of a Form of Acceptance shall constitute:

i.
an acceptance of the U.S. Offer in respect of the number of Shares identified in the Form of Acceptance; and

ii.
an undertaking to execute all further documents and give all further assurances which may be required to enable Enel Américas to obtain the full benefit of the U.S. Offer and/or perfect any of the authorities expressed to be given hereunder, on and subject to the terms set out or referred to in the Offer to Purchase and this Form of Acceptance and that, subject only to the rights set out in “Tender Withdrawal Rights,” each such acceptance shall be irrevocable;

(b)
that the Shares in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non-assessable, sold free from all Encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments hereafter declared, made or paid;

(c)
that the execution of this Form of Acceptance constitutes, subject to the accepting holder not having validly withdrawn his or her acceptance, the irrevocable appointment of the U.S. Share Tender Agent, its directors and agents as such holder’s attorney and/or agent (the “Attorney”) and an irrevocable instruction to the Attorney to complete and execute his or her signed traspaso(s) and all or any form(s) of transfer and/or other document(s) at the discretion of the Attorney in relation to the Shares referred to in paragraph (a) above in respect of which the accepting holder of Shares has not validly withdrawn acceptance in favor of Enel Américas or such other person or persons as Enel Américas may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the Attorney together with the título(s) and/or other document(s) of title relating to such Shares and to do all such other acts and things as may in the opinion of the Attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the U.S. Offer and to vest in Enel Américas or its nominee(s) the Shares as aforesaid; that the holder of Shares will deliver to the U.S. Share Tender Agent at the address set forth on the front cover of this Form of Acceptance such holder’s título(s) de acciones and/or document(s) of title in respect of the Shares referred to in paragraph (a); and

(d)
that the execution of this Form of Acceptance constitutes, subject to the accepting holder of Shares not having validly withdrawn its acceptance, an irrevocable authority and request (1) to Enel Américas, its Gerente General (General Manager) or its agents to procure the registration of the transfer of the Shares pursuant to the U.S. Offer and the delivery of the new título(s) and/or other document(s) of title in respect thereof to Enel or as Enel may direct; and (2) to Enel or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of Enel Américas in respect of such holder’s holding(s) of Shares;

(e)
that the holder of Shares will deliver to the U.S. Share Tender Agent at the address shown on the back page of this Offer to Purchase such holder’s título(s) and/or document(s) of title in respect of the Shares referred to in paragraph (a);

(f)
that this section shall be incorporated in and form part of the Form of Acceptance, which shall be read and construed accordingly; and

(g)
that the holder agrees to ratify each and every act or thing which may be done or effected by Enel or any of its directors or agents or Enel Américas or its agents, as the case may be, in the proper exercise of any of its power and/or authorities thereunder.

Power of Attorney
By signing this Form of Acceptance, you hereby grant an irrevocable authority and request (i) to Enel Américas, its Gerente General (Chief Executive Officer) or its agents to procure the registration of the transfer of the Shares pursuant to the U.S. Offer and the delivery of the new título(s) de acciones and/or other document(s) of title in respect thereof to Enel or as Enel may direct; and (ii) to Enel or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of Enel Américas in respect of such your Shares.
By signing this Form of Acceptance, you hereby grant this irrevocable commercial power of attorney in the understanding that it is being granted in the interest of both the principal and the attorney-in-fact and that the attorney-in-fact shall not be liable for rendering of accounts or any other obligations to you as principal. This commercial power of attorney will be irrevocable unless this Form of Acceptance is revoked. If this Form of Acceptance is revoked, this power of attorney shall be understood as immediately revoked. This power of attorney revokes any and all sell orders of the Shares and powers of attorney granted in connection thereto given previously to this date.
Negative Covenant
By signing this Form of Acceptance, you agree that, until the Expiration Date or until your Shares are withdrawn from the U.S. Offer, you will not sell, transfer, assign, pledge or in any other way dispose of or encumber the Shares tendered hereby.

Representation
By signing this Form of Acceptance, you declare that your Shares tendered are fully paid and free from all Encumbrances and that you have the full power and authority to tender and assign your Shares pursuant to the U.S. Offer.
How to complete this Form of Acceptance
(Please complete in BLOCK CAPITALS)
1.
The U.S. Offer

To accept the U.S. Offer, write in Box 1 the total number of Shares for which you wish to accept the U.S. Offer. If no number, or a number greater than your entire holding of Shares, is written in Box 1 and you have signed Box 2, you will be deemed to have written the number of Shares comprised in, and to have accepted the U.S. Offer in respect of all Shares tendered. To accept the U.S. Offer, complete Boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.
BOX 1

Number of Shares to be Tendered

2.
Signatures

You must execute Box 2 in order to tender your Shares and accept the U.S. Offer. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Form of Acceptance. If any of the tendered Shares are registered in different name on several Share certificates, it will be necessary to complete, sign and submit as many separate Forms as there are different registrations of the Share certificates.
If you sign in a capacity other than that of a registered holder (e.g., under a Power of Attorney), please state the capacity in which you sign and send together with this Form of Acceptance either (i) proper evidence satisfactory to Enel of your authority to act in such capacity, or (ii) in the case of a Power of Attorney, an authorized copy of the Power of Attorney duly granted before a Notary Public in Chile or before the competent Chilean General Consul outside Chile.

Sign here to accept the U.S. Offer BOX 2
Execution by individuals Signed and delivered as a deed by (Name of record holder) (Signature of record holder)	Execution by a company Executed and delivered as a deed by (Name of Company) Signature: (Signature)
(The space above should be used to notarize as appropriate)

3.
Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.
Full name(s) and address
Box 3
1. First registered holder. First name(s) (Mr. Mrs. Miss Title) Last name Address Zip code	2. Joint registered holder(s). First name(s) (Mr. Mrs. Miss Title) Last name Address Zip code	3. Corporation(s). Name of Corporation Address Zip code
Please provide your daytime telephone number in the event that there are any questions regarding the above.
Daytime Telephone No.
4.
Alternative address

Insert in Box 4 the name and address of the person or agent (for example, your bank) to whom you wish the consideration or returned documents to be sent if not the same as in Box 3. Complete this box if you wish the consideration and/or other documents to be sent to someone other than the first-named registered holder at the address set out in Box 3.

BOX 4
Name
Address

Daytime telephone number
Additional notes regarding the completion and submission of this Form of Acceptance
In order to be effective, this Form of Acceptance must, except as mentioned below, be executed personally by the registered holder or, in the case of a joint holding, by a representative duly appointed by ALL the joint holders as provided for in Article 23 of Law No. 18,046 of the Chilean Corporations Law. A corporation must execute this Form of Acceptance by means of an authorized officer.
1.
If your título(s) is/are held by your stockbroker, bank or some other agent

You should either obtain from your stockbroker, bank or other agent the título(s) in your name and submit it to the U.S. Share Tender Agent together with the traspaso(s) with the date in blank and this Form of Acceptance duly signed with all the documents indicated above or, alternatively, you should instruct your stockbroker, bank or other agent to tender your Shares in the manner specified above.
2.
If you have lost any of your share certificates

The completed Form of Acceptance, together with any título(s) which you have available, should be sent to or delivered by hand to the U.S. Share Tender Agent at the address set forth on the front cover accompanied by a letter stating that you have lost or destroyed one or more of your título(s). You should then follow the procedures provided for in Article 13 of the Chilean Corporate Regulation and thereupon request the shareholders’ registry of the Company to issue substitute título(s).
3.
If a holder is away from home (e.g., abroad or on holiday) or if this Form of Acceptance is being signed under a Power of Attorney

Send this Form of Acceptance by the quickest means (e.g., air mail) to the holder for execution or, if the holder has executed a Power of Attorney, have this Form of Acceptance signed by the Attorney. The completed Form of Acceptance together with the required documents should be deposited with the U.S. Share Tender Agent at the address set forth on the front cover accompanied by the Power of Attorney (or a duly certified copy thereof, provided the signature is original). Any Power of Attorney must have been granted before a Notary Public in Chile or before a competent Chilean General Consul. The Power of Attorney (or a duly certified copy thereof) will be submitted for registration by the U.S. Share Tender Agent and returned as directed. No other signatures are acceptable.
4.
If you have sold off all your holdings

You should send this Form of Acceptance at once to the stockbroker, bank or other agent through whom the sale was effected for transmission to the purchaser.
5.
If you have any questions

You should immediately contact your stockbroker, bank or other agent or Georgeson LLC at enelamericas@georgeson.com or at +1 (866) 431-2096.
The consideration due to you under the U.S. Offer cannot be sent to you until all relevant documents have been properly completed and sent to or deposited with the U.S. Share Tender Agent. Notwithstanding that no título(s) and/or other document(s) of title is/are delivered with it, this Form of Acceptance, if otherwise valid, accompanied by the appropriate endorsement or certificate signed on behalf of the transfer agent of the Company will be treated as a valid acceptance of the U.S. Offer.
6.
If your tendered Shares are accepted for payment, you may be subject to U.S. income tax backup withholding

Under U.S. federal income tax law, the amount of any payments made by the U.S. Share Tender Agent to holders of Shares (other than corporate and certain other exempt holders) pursuant to the U.S. Offer may be subject to backup withholding tax currently at a rate of 24%. To avoid such backup withholding tax with respect to payments pursuant to the U.S. Offer, a non-exempt, tendering “U.S. holder” (as defined in “The U.S. Offer — Section 6 — Tax Consequences”) must provide the U.S. Share Tender Agent with such holder’s correct taxpayer identification number (“TIN”) and certify under penalty of perjury that (1) the TIN provided is correct (or that such holder is awaiting a TIN) and (2) such holder is not subject to backup withholding tax by completing the Substitute Form W-9 included as part of this Form of Acceptance. If backup withholding applies with respect to a holder of Shares or if a holder of Shares fails to deliver a completed
Substitute Form W-9 to the U.S. Share Tender Agent or otherwise establish an exemption, the U.S. Share Tender Agent is required to withhold 24% of any payments made to such holder. See “Material United States Tax Consequences — U.S. Backup Withholding Tax and Information Reporting Requirements”.
The box in Part 3 of Substitute Form W-9 may be checked if the holder of Shares is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is so checked and the U.S. Share Tender Agent is not provided with a TIN by the time of payment, the U.S. Share Tender Agent will withhold 24% on all such payments until a TIN is provided to the U.S. Share Tender Agent.
Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The U.S. Share Tender Agent cannot refund amounts withheld by reason of backup withholding.
For U.S. federal income tax purposes, a U.S. holder of Shares that tenders in the U.S. Offer would be considered to have done so in exchange for cash and that receipt of cash pursuant to the U.S. Offer by a holder of Shares will be a taxable transaction for U.S. federal income tax purposes to U.S. holders. See “Material United States Tax Consequences” in the Offer to Purchase for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer. Each holder of Enel Américas Shares is urged to consult his or her independent professional advisor regarding the tax consequences of acceptance of the U.S. Offer.
7.
If I want to make a partial tender

If fewer than all of the Shares delivered to the U.S. Share Tender Agent are to be tendered, fill in the number of Shares which are to be tendered in Box 1. In such case, a new título for the remainder of the Shares represented by the old título will be sent to the person(s) signing this Form of Acceptance, unless otherwise provided in Box 4, as promptly as practicable following the date the tendered Shares are accepted for payment. All Shares delivered to the U.S. Share Tender Agent will be deemed to have been tendered unless otherwise indicated in Box 1.

PLEASE COMPLETE THE FORM W-9 BELOW TO PROVIDE THE EXCHANGE AGENT WITH YOUR TAX IDENTIFICATION NUMBER AND A CERTIFICATION AS TO YOUR EXEMPTION FROM BACK-UP WITHHOLDING.

PAYER'S NAME: CITIBANK, N.A.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a) J—

A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships*, earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

TRASPASO DE ACCIONES
EXHIBIT 1
Señor Gerente de:Enel Américas S.A. (la “Sociedad”)
Sírvase Ud. anotar en el registro de accionistas correspondiente, el traspaso de [número de acciones] acciones de la Sociedad, de mi propiedad, según consta del título N°[número del título], las cuales han sido vendidas a Enel S.p.A. al precio de CLP140 (140 pesos chilenos) por cada acción.
	TESTIGOS VENDEDOR	VENDEDOR
Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA VENDEDOR O REPRESENTANTE
Firma Testigo N°1:		N° y documento de identificación:
Domicilio:
Nombre Testigo N°2:		Ciudad:
N° y documento de identificación:		Comuna:
Domicilio:		Casilla:	Fono:
		Nacionalidad:	E. Civil:
Firma Testigo N°2:
[Ciudad], [día] de [mes] de [año].
Por el presente acto, el comprador acepta el traspaso precedente y asimismo los estatutos de la Sociedad y los acuerdos adoptados en sus respectivas juntas de accionistas.
	TESTIGOS COMPRADOR	COMPRADOR
Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA COMPRADO OR REPRESENTANTE
Firma Testigo N°1:		N° de documento de identificación:
Domicilio:
Nombre Testigo N°2:		Ciudad:
N° y documento de identificación:		Comuna:
Domicilio:		Casilla:	Fono:
		Nacionalidad:	E. Civil:
Firma Testigo N°2:
[Ciudad], [día] de [mes] de [año].

ADQUIRENTE O COMPRADOR SOLICITA
1. Que la sociedad tenga a su disposición el titulo correspondiente a las acciones adquiridas o compradas, dentro del plazo de 6 días hábiles contados desde la fecha de recepción del traspaso.
2. Que la sociedad no emita el título.
El hecho de que el solicitante opte por no requerir la emisión del título, no libera a la sociedad emisora de la obligación de cursar la inscripción correspondiente en el plazo y en la forma que establece el Reglamento de Sociedades Anónimas, ni impedirá al adquirente solicitar posteriormente la emisión y entrega de los títulos respectivos. En tal caso, efectuada tal solicitud, éstos deberán estar a su disposición dentro del plazo de 6 días hábiles, contado a partir de la fecha en que la sociedad hubiere recibido dicha solicitud.
La nota precedente se transcribe en virtud de lo establecido en la Circular N°1.816 de la Comisión para el Mercado Financiero de fecha 26 de Octubre de 2006. Se deja constancia que esta transferencia tiene por objeto el cumplimiento de un mandato.
PARA USO INTERNO DE LA SOCIEDAD
SE CANCELO — SE SALDO			SEEMITIÓ
Titulo N	por	acciones	Titulo N	por	acciones

TRANSFER OF SHARES
To the Manager of: Enel Américas S.A. (the “Company”)
Please register in the corresponding Shareholders Registry, the transfer of [number of shares] shares of the Company, that I own, as evidenced by título (share certificate) No. [number of certificate], which have been sold to Enel S.p.A. at the price of CLP140 (140 Chilean pesos) per share.
	WITNESSES OF SELLER	SELLER
Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF SELLER OR REPRESENTATIVE
Signature of Witness No. 1:		Identification document and No.:
Address:
Name of Witness No. 2:		City:
ID document and No.:		County:
Address:		Mailbox:	Phone Number:
		Nationality:	Marital Status:
Signature of Witness No. 2:
[City], [month and day] of [year].
The buyer hereby accepts the preceding transfer of shares and also the by-laws of the Company and the resolutions adopted in its respective shareholders’ meetings.
	WITNESSES OF BUYER	BUYER
Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF BUYER OR REPRESENTATIVE
Signature of Witness No. 1:		Identification document and No.:
Address:
Name of Witness No. 2:		City:
ID document and No.:		County:
Address:		Mailbox:	Phone Number:
		Nationality:	Marital Status:
Signature of Witness No. 2:
[City], [month and day] of [year].

THE TRANSFEREE/BUYER REQUESTS:
1. That the Company makes available the corresponding título (share certificate) for shares acquired or purchased, within 6 business days from the date of receipt of the transfer of shares.	—
2. That the Company does not issue the título (share certificate).	—
The fact that the transferee/buyer chooses not to request the issuance of the título (share certificate) will not relieve the Company of the obligation to record the transfer within the term and in the manner established by the Chilean Corporate Regulation, and will not prevent the transferee/buyer from subsequently requesting the issuance and delivery of such título (share certificate). In that case, once the request is made, the título (share certificate) shall be made available within 6 business days from the date the Company has received such request.
The preceding note is transcribed in compliance with the provisions of Circular No. 1,816 of the Chilean Financial Market Commission dated October 26, 2006. This transfer is intended to fulfill a mandate.
FOR INTERNAL USE OF THE COMPANY
CANCELLED — PAID			ISSUED
Título (shares certificate) No.	for	shares	Título (share certificate) No.	for	shares